Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Apple Hospitality REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common shares, no par value per share	457(o) and 457(r)			$500,000,000	0.00014760	$73,800 (1)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$500,000,000		$73,800

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$8,800.50

	Net Fee Due							$64,999.50

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Apple Hospitality REIT, Inc.	424(b)(5)	333-262915	2/23/2022		$491.32 (2)	Equity	Common shares, no par value per share	$5,300,205.77	$5,300,205.77

Fee Offset Claims	Apple Hospitality REIT, Inc.	424(b)(5)	333-231021	8/12/2020		$8,309.18 (3)	Equity	Common shares, no par value per share	$223,967,150.57	$223,967,150.57

Fee Offset Sources	Apple Hospitality REIT, Inc.	424(b)(5)	333-262915		2/23/2022		Equity	Common shares, no par value per share			$0 (4)

Fee Offset Sources	Apple Hospitality REIT, Inc.	424(b)(5)	333-231021		8/12/2020		Equity	Common shares, no par value per share			$20,378 (4)
(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-262915) filed by the registrant on February 23, 2022.

(2)

The registrant terminated the offering of unsold securities under the prospectus supplement dated February 23, 2022 (the “2022 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration No. 333-262915) filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2022.

(3)

The registrant terminated the offering of unsold securities under the prospectus supplement dated August 12, 2020 (the “2020 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration No. 333-231021) filed with the SEC on April 25, 2019.

(4)

On April 25, 2019, the registrant filed a Registration Statement on Form S-3 (Registration No. 333-231021) and deferred payment of the registration fee pursuant to Rules 456(b) and 457(r). On August 12, 2020, the registrant filed the 2020 Prospectus Supplement with the SEC and concurrently submitted a registration fee of $20,378, after accounting for a fee offset of $18,562 related to unsold securities under the prospectus supplement filed February 28, 2017. The total registration fee due, before accounting for the fee offset, was $38,940. The 2020 Prospectus Supplement related to the registrant’s offer and sale from time to time of shares of the registrant’s common stock, no par value per share, having an aggregate gross sales price of up to $300 million under an at-the-market program (the “2020 ATM Program”). On February 23, 2022, the registrant filed the 2022 Prospectus Supplement with the SEC and did not pay a registration fee, after accounting for a fee offset of $20,761.75 related to unsold securities under the 2020 Prospectus Supplement. The total registration fee due, before accounting for the fee offset, was $20,761.75 (the “2022 Fee”). The 2022 Prospectus Supplement related to the registrant’s offer and sale from time to time of shares of the registrant’s common stock, no par value per share, having an aggregate gross sales price of up to $300 million under an at-the-market program (the “2022 ATM Program”). Following the filing of the 2022 Prospectus Supplement, $8,309.18 remained available to offset future registration fees. As of the date of this prospectus supplement, $5,300,205.77 remains unsold under the 2022 ATM Program. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $491.32, the amount of the 2022 Fee attributable to the unsold securities under the 2022 Prospectus Supplement, is available to offset the current registration fee.